UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2019

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7910 Main Street, 2nd Floor, Houma, LA	70360
(Address of Principal Executive Offices)	(Zip Code)

(985) 876-5400

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02. Unregistered Sales of Equity Securities.

Asset Purchase Agreements.

On January 9, 2019, certain indirect wholly-owned subsidiaries of SEACOR Marine Holdings Inc. (the “Company”) entered into an asset purchase agreement with each of McCall Marine Transportation, L.L.C., Carlene McCall, L.L.C. and N.F. McCall Offshore, L.L.C. (the “Sellers” and such agreements, the “Asset Purchase Agreements”) pursuant to which the Company purchased a total of three fast support vessels (the “Asset Purchase”) in exchange for a private placement of 603,872 shares of common stock, par value $0.01 per share, of the Company (the “Consideration Shares”) that were issued to a limited number of affiliates of the Sellers (the “Seller Affiliates”) as purchase consideration. The issuance of the Consideration Shares pursuant to the Asset Purchase Agreement was made in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In determining that the issuance of the Consideration Shares qualified for an exemption under Section 4(a)(2), the Company relied on the following facts: (i) all of the Sellers and Seller Affiliates were accredited investors or qualified institutional buyers, (ii) the Company did not use any form of general solicitation or advertising to offer the common stock and (iii) the investment intent of the Seller Affiliates.

Registration Rights Agreement.

In connection with the Asset Purchase, the Company and the Seller Affiliates entered into a Registration Rights Agreement, dated January 9, 2019 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to file a shelf registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-3 under the Securities Act no later than February 25, 2019 (such date, except as noted below, the “Mandatory Shelf Filing Date”) providing for registration and resale of the Consideration Shares. If the Company is not eligible to file and use a Form S-3 to register resales of the Consideration Shares by the Seller Affiliates by the Mandatory Shelf Filing Date, it is required to use its commercially reasonable efforts to file a Form S-1 under the Securities Act (or such other form of registration statement as is then available to permit resales by holders of the Consideration Shares on a continuous or delayed basis) providing for registration and resale of the Consideration Shares. Under the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after the Mandatory Shelf Filing Date and keep the registration statement continuously effective under the Securities Act until the earlier of (A) the date when all of the Consideration Shares covered by such registration statement have been sold and (B) the date on which all of the Consideration Shares cease to be registrable securities under the Registration Rights Agreement. The Registration Rights Agreement provides the Company with customary blackout rights and requires the Company to pay liquidating damages under certain circumstances if the registration is not filed or declared effective by specified dates. The foregoing description of Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.1 hereto and the terms of which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 10, 2019, the Company issued a press release announcing the Asset Purchase. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Registration Rights Agreement, dated January 9, 2019, by and among the Company and the Seller Affiliates listed therein.
99.1	Press Release of SEACOR Marine Holdings Inc., dated January 10, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR MARINE HOLDINGS INC.

	By:	/s/ John Gellert
John Gellert
President and Chief Executive Officer

Date: January 10, 2019